PROMISSORY NOTE

$20,000.00                                                         March 21,2000

         FOR VALUE RECEIVED, NATEXCO CORPORATION, a Nevada corporation, ("Maker"). being duly authoiized, promises to pay to the order of ABOYNE
MANAGEMENT LTD., ("Holder") the sum of TWENTY THOUSAND and NO/100 DOLLARS ($20,000.00) principal, plus interest thereon on the fbllowing terms and conditions:

         1. Principal and Interest. The principal and unpaid interest shall be due March 20, 2001. The unpaid principal balance shall bear interest of 10% per annum.

         2. Prepayment. Advance payments of principal or other additional payments may be made on this Note in any amount and at any time without notice or penalty. Each payment shall be applied first to the payment of accrued interest, and second to the payment of principal

         3. Place of Payment. Principal and interest on this Note is payable at Holder's principal place of business, or at such other place as the Holder of this Note may designate in writing.

         4. Default. If default is made in the payment when due of any part or installment of this Note, then the Holder of this Note shall give written notice to the Maker, and if within ten (10) days after the giving of such written notice the Maker has not cured such default, then the whole sum of the principal (and any accrued interest) shall become immediately due and payable at the option of the holder without further notice

         5.Waiver of Demand. Presentment. Protest apd Notice. Subject to paragraph 4 hereof, Maker hereby waives demand, presentment, protest, notice of protest and notice of nonpayment or notice of dishonor of this Note.

         IN WITNESS WREREOF, the undersigned has executed this Promissory Note the 21st day of March, 2000.

                                     MAKER:



                                     NATEXCO CORPORATION
                                     A Nevada  corporation



                                By:  /s/ Gerald A Mulhall
                                     ------------------------------------
                                     Gerald A Mulhall, President